Exhibit 99.(s)(1)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director or Officer constitutes and appoints Jennifer Nichols, Megan Kennedy, Jeffrey Cotton, Lucia Sitar, Andrea Melia, and Alan Goodson, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign any and all registration statements applicable to ABERDEEN AUSTRALIA EQUITY FUND, INC. (the “Fund”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have duly executed this Power of Attorney on the date indicated below.

Name	Title	Date

/s/Moritz Sell	Director	September 3, 2013
Mortiz Sell

/s/P. Gerald Malone	Director	September 3, 2013
P. Gerald Malone

/s/Andrea Melia	Treasurer and	September 3, 2013
Andrea Melia	Principal Accounting Officer

/s/Neville J. Miles	Chairman and Director	September 3, 2013
Neville J. Miles

/s/Christian Pittard	President	September 3, 2013
Christian Pittard

/s/William J. Potter	Director	September 3, 2013
William J. Potter

/s/Peter D. Sacks	Director	September 3, 2013
Peter D. Sacks

/s/John T. Sheehy	Director	September 3, 2013
John T. Sheehy

/s/Hugh Young	Director	September 3, 2013
Hugh Young